Exhibit 99.1

NeoStem Strengthens Executive Management With Appointments of David J. Mazzo, PhD as Chief Executive Officer and Robert S. Vaters as President and Chief Financial Officer and Elects Robin Smith, MD to Executive Chair of the Board

NEW YORK, Jan. 5, 2015 (GLOBE NEWSWIRE) -- NeoStem, Inc. (Nasdaq:NBS), a leader in the development and manufacturing of cell therapy products and regenerative medicine, today announced the appointments of David J. Mazzo, PhD as Chief Executive Officer (CEO) and Robert S. Vaters as President and Chief Financial Officer (CFO). Both Dr. Mazzo and Mr. Vaters will also serve as directors of the corporation. Simultaneously, Robin Smith, MD has been elevated to the position of Executive Chair of the Board of Directors.

"We are committed to increasing shareholder value and believe these management changes will drive an evolution of our corporate strategy and be the first step in the next phase of the Company's growth," said Dr. Smith, Executive Chair of the Board. "The complementary leadership and technical skills of Dr. Mazzo and Mr. Vaters are expected to accelerate our clinical programs towards commercialization, enhance business development efforts, secure a global manufacturing footprint and provide commercial capacity for our clients with world class quality and reliability. These efforts, as part of a continued focus on pursuing broader strategic opportunities for our late-stage platform technologies, are expected to increase the franchise value of our pipeline."

Dr. Mazzo brings to NeoStem over 30 years of international experience in the biotech and pharmaceutical industry. Most recently, as CEO of Regado Biosciences, he created and led the smallest team ever to successfully design and execute a cardiovascular mega-trial. Prior to Regado, Dr. Mazzo was Chief Executive Officer of Aeterna Zentaris, a multi-national biopharmaceutical company focused on development of therapies in oncology and endocrinology indications. Previously, he had served as President and CEO of Chugai Pharma USA, LLC, the U.S. subsidiary of Chugai Pharmaceutical Co., Ltd. of Japan and a member of the Roche Group following his tenure at Schering-Plough as the Senior Vice-President of Development Operations and  a member of the Board of Directors of Essex Chemie, AG. Dr. Mazzo held positions of increasing responsibility with Merck & Co., Baxter Healthcare Corporation, Rhone-Poulenc Rorer and Hoechst Marion Roussel before joining Schering-Plough. Dr. Mazzo currently is Non-Executive Chairman of pSivida, Inc. and a Director of Avanir Pharmaceuticals.

"I believe that NeoStem's product platform, that includes a late-stage clinical pipeline, presents compelling opportunities for the development of therapies for ischemic repair, cancer and autoimmune disorders," said Dr. Mazzo.  "I am extremely excited to join the company at this critical time and look forward to reporting our accomplishments in the future as we achieve our strategic goals."

Robert S. Vaters comes to NeoStem from Carob Investments, a strategic, acquisition and investor consulting firm, where he was a managing partner. From 2011 to 2013, Mr. Vaters was President, CEO, and director for Orthofix International NV, having served as its Executive Vice President, Chief Financial Officer, and Chief Operating Officer from 2008 to 2010. He was the Founder/General Partner of Med-Opportunity Partners LLC where from 2006 to 2008 he identified, negotiated, and closed on middle market healthcare buyouts and growth equity investments, specializing in pharmaceutical, medical device, biologic, medical technology and specialty health care service industries. Prior to that, he was Executive Vice President, Strategy and Corporate Development for Inamed Corporation, a global healthcare company.

"After 25 years of financial, corporate strategy, investment, deal making and capital-raising experience, I look forward to contributing to NeoStem's value with the goal of setting an industry standard for financial performance and elevating the Company to the next plateau of growth while attracting a greater institutional investor base," stated Mr. Vaters.

About NeoStem, Inc.
NeoStem is a biopharmaceutical company pursuing the preservation and enhancement of human health globally through the development of cell based therapeutics that prevent, treat or cure disease by repairing and replacing damaged or aged tissue, cells and organs and restoring their normal function. The combination of a rich therapeutics pipeline and externally recognized in-house manufacturing expertise has created an organization with unique capabilities for cost effective and accelerated product development. www.neostem.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, the Company's ability to develop and grow its business, the successful development of cellular therapies with respect to the Company's research and development and clinical evaluation efforts in connection with the Company's Targeted Immunotherapy Program, Ischemic Repair Program, Immune Modulation Program and other cell therapies, the future of the regenerative medicine industry, including whether a large commercial market ever develops and whether our clients receive necessary regulatory approval to market their products, and the role of stem cells and cellular therapy in that industry, and the performance and planned expansion of the Company's contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the "Risk Factors" described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 13, 2014, the Company's Current Report on Form 8-K filed with the SEC on May 8, 2014 and in the Company's other periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside of its control.

CONTACT: Investor Contact:
LifeSci Advisors, LLC
Hans Vitzthum
Managing Director
Phone: +1-212-915-2568
Email: hans@lifesciadvisors.com

Media Contact:
NeoStem, Inc.
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com